                                                                 Exhibit 10.5



                         COGNITRONICS CORPORATION

                         1999 EXECUTIVE BONUS PLAN





Participants:President, Vice President - Sales, Vice President - Engineering, Vice President - Manufacturing and Treasurer

The bonus pool is to be calculated as follows:


     Range of Operating Income(1)                  Bonus Pool
      Under $2.5 million                     4% of Operating Income

      $2.5 million to $5 million             $100,000 plus 6% of Operating
                                             Income in excess of $2.5 million

      $5 million to $7.5 million             $250,000 plus 8% of Operating
                                             Income in excess of $5 million

      $7.5 million and over                  $450,000 plus 10% of Operating
                                             Income in excess of $7.5 million

The bonus pool is to be allocated among the participants by the Compensation Committee after reviewing the written recommendations of the President.

(1) Operating Income for Part A is consolidated income before income taxes exclusive of executive bonus expense and special or non-recurring income or expense.